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                                                                EXHIBIT 23.2



                 CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use in this Registration Statement on Form SB-2 of our report dated February 5, 1997, on our audit of the balance sheet of American Champion Entertainment, Inc. and of our report dated January 31, 1997 on our audits of the financial statements of America's Best Karate. We also consent to the reference to our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.

                                       /s/   Moore Stephens, P.C.
                                       ---------------------------------------
                                             MOORE STEPHENS, P.C.
                                             Certified Public Accountants



New York, New York
June 19, 1997